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                                                                     Exhibit 4.6


                           AMENDMENT AGREEMENT NO. 2
                    TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT AGREEMENT is made and entered into as of this 3rd day of December, 1999, by and among WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (herein called the "Borrower"), BANK OF AMERICA, N.A. (successor in interest to NationsBank, N.A.) (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Credit Agreement dated December 18, 1997 among such Lenders, Borrower and the Agent (as amended prior to the date hereof, the "Agreement") and the Lenders whose names are subscribed hereto.

                                  WITNESSETH:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $30,000,000 as evidenced by the Notes (as defined in the Agreement); and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all Material Subsidiaries that are Domestic Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be further amended and the Agent and the Lenders, subject to the terms and conditions hereof, are willing to make such amendment, as provided herein;

         WHEREAS, the Borrower's Subsidiary, Wackenhut Corrections (UK), Ltd. has become a Material Subsidiary and the Borrower has failed to comply on a timely basis with the requirements of Section 8.19 of the Agreement and, subject to the receipt of the consent of the Required Lenders, the Borrower intends to restructure its investments in the United Kingdom as described on Appendix I attached hereto and by reference made a part hereof and in the letter from the Borrower to the Agent dated November 30, 1999 (the "UK Reorganization"); and

         WHEREAS, the Borrower has requested that the Lenders waive the failure to comply with Section 8.19 described above and to consent to the restructuring of its United Kingdom investment;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

                  1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

                  2. AMENDMENTS. Subject to the conditions set forth herein, the Agreement is hereby amended as follows, effective as of the date hereof:



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                           (a) The following definition of "Applicable TROL
                  Equity Advances" is added to Section 1.1 of the Agreement:

                                    "'Applicable TROL Equity Advances' means,
                           with respect to any TROL Lease, those equity advances
                           (a) that are incurred by the TROL Lessor under the operative agreements (including trust agreement) relating to such TROL Lease, and (b) the proceeds of which are used by the TROL Lessor to acquire or improve any property that is subject of such lease, or to pay transaction expenses in connection with such lease."

                           (b) The following definition of "Applicable TROL
                  Loans" is added to Section 1.1 of the Agreement:

                                    "'Applicable TROL Loans' means, with respect
                           to any TROL Lease, those loans (a) that are incurred by the TROL Lessor under the operative agreements (including credit agreement) relating to such TROL Lease, and (b) the proceeds of which are used by the TROL Lessor to acquire or improve any property that is subject of such lease, or to pay transaction expenses in connection with such lease.

                           (c) The following definition of "TROL Basic Rent" is
                  added to Section 1.1 of the Agreement:

                                    "'TROL Basic Rent' means, with respect to
                           any TROL Lease, the portion of the rent under such lease that (a) is determined by the amount of TROL Interest and Equity Yield accrued on Applicable TROL Loans and Applicable TROL Equity Advances, and (b) is paid to the TROL Lessor to enable the TROL Lessor to pay such TROL Interest Equity Yield."


                           (d) The definition of "Consolidated Interest Expense"
                  in Section 1.1 of the Agreement is amended in its entirety, so that as amended it shall read as follows:

                                    "'Consolidated Interest Expense' means,
                           with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement and Letters of Credit) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, in each of the foregoing cases determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; PROVIDED that Consolidated Interest Expense shall not include payments with respect to the TROL
                           Leases, except that Consolidated Interest Expense shall include payments of TROL Basic Rent."




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                           (e) The following definition of "TROL Interest and
                  Equity Yield" is added to Section 1.1 of the Agreement.

                                    "'TROL Interest and Equity Yield' means,
                           with respect to any TROL Lease, collectively: (a) the interest accrued on the Applicable TROL Loans (but excluding any interest that is capitalized or paid by the TROL Lessor using the proceeds of any Applicable TROL Loan), and (b) the yield in the nature of interest that is accrued on Applicable TROL Equity Advances (but excluding any yield that is capitalized or paid using the proceeds of any Applicable TROL Equity Advance)."

                            (f) The definition of "TROL Leases" in Section 1.1
                  of the Agreement is amended in its entirety, so that as amended it shall read as follows:

                                    "'TROL Leases' means all tax retention
                           operating lease agreements between the Borrower or any Subsidiary, as lessee, and the TROL Lessor, as amended, supplemented or modified from time to time."

                           (g) The following definition of "TROL Lessor" is
                  added to Section 1.1 of the Agreement:

                                    "'TROL Lessor' means, with respect to any
                           TROL Lease, First Security Bank, N.A., the owner trustee, as lessor, and any successor."

                           (h) Clause (f) of Section 9.7 of the Agreement is
                  amended in its entirety, so that as amended clause (f) shall read as follows:

                                    "(f) other investments, loans or advances
                           (including, without limitation, loans or advances in or to Special Purpose Subsidiaries) not exceeding in the aggregate at any time 12% of Consolidated Total Assets;"

                  3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the consent and waiver and the amendments to the Agreement set forth herein and
         (ii) confirming its guarantee of payment of all the Obligations.

                  4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                           (a) the representations and warranties made by
                  Borrower in Article VII of the Agreement are true on and as of the date hereof;

                           (b) There has been no material adverse change in the
                  condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section
                  8.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;




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                           (c) The business and properties of the Borrower and
                  its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                           (d) No event has occurred and no condition exists
                  which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

                  5. WAIVER AND CONSENT. Each of the Lenders party to this Amendment Agreement hereby (1) waives the Event of Default, together with any requirements that the Borrower be assessed the Default Rate, by reason of the Borrower's failure to pledge to the Agent (pursuant to Section 8.19 of the Agreement) 65% of the capital stock of Wackenhut UK, Ltd. provided that (x) the UK Reorganization shall occur within 60 days of the date of this Amendment Agreement and (y) the Borrower shall pledge to the Agent 65% of the stock of Wackenhut Corrections (UK), Ltd. and comply with the other requirements of
         Section 8.19 within 60 days of the date of this Amendment Agreement, and (ii) consents to the UK Reorganization.

                  6. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent eleven (11) counterparts of this Amendment Agreement duly executed by the Borrower and consented to by each of the Subsidiaries.

                  7. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by the parties required by the terms of the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

                  8. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.


                 [Remainder of page intentionally left blank.]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                     BORROWER


                                     WACKENHUT CORRECTIONS CORPORATION

WITNESS:



/s/ David N.T. Watson                By: /s/ John G. O'Rourke
------------------------------           ------------------------------------
                                     Name:  John G. O'Rourke
------------------------------       Title: Senior Vice President, CFO &
                                            Treasurer,
                                            Wackenhut Corrections Corporation





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                                             GUARANTORS:


                                             WCC RE HOLDINGS, INC.


WITNESS:


/s/ David N.T. Watson
----------------------------------

                                             By: /s/ John G. O'Rourke
                                                 ------------------------------
/s/ Keungling Lee                            Name:  John G. O'Rourke
----------------------------------           Title: Senior Vice President
                                                    WCC Re Holdings, Inc.




                                             BANK OF AMERICA, N.A.
                                             as Agent for the Lenders



                                             By: /s/ John E. Williams
                                                 -------------------------------
                                             Name:  John E. Williams
                                             Title: Managing Director



                                             BANK OF AMERICA, N.A.,
                                             as Lender


                                             By: /s/ John E. Williams
                                                 -------------------------------
                                             Name:  John E. Williams
                                             Title: Managing Director



                                             SCOTIABANC, INC.



                                             By: /s/ Frank F. Sandler
                                                 -------------------------------
                                             Name:  Frank F. Sandler
                                             Title: Relationship Manager



                                             SUNTRUST BANK, SOUTH FLORIDA, N.A.


                                             By: /s/ William H. Crawford
                                                 -------------------------------
                                             Name:  William H. Crawford
                                             Title: Assistant Vice President





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                                             SOUTHTRUST BANK, NATIONAL
                                             ASSOCIATION


                                             By: /s/ D. Guy Guenthaer
                                                 -------------------------------
                                             Name:  D. Guy Guenthaer
                                             Title: Group Vice President


                                             SUMMIT BANK


                                             By: /s/ Lisa Cohen
                                                 -------------------------------
                                             Name:  Lisa Cohen
                                             Title: Vice President



                                             AMSOUTH BANK


                                             By: /s/
                                                 -------------------------------
                                             Name:
                                             Title:


                                             PARIBAS


                                             By: /s/ Duane Helkowski
                                                 -------------------------------
                                             Name:  Duane Helkowski
                                             Title: Vice President



                                             By: /s/ Scott C. Sergeant
                                                 -------------------------------
                                             Name:  Scott C. Sergeant
                                             Title: Assistant Vice President



                                             HIBERNIA NATIONAL BANK



                                             By: /s/ Troy J. Villafarra
                                                 -------------------------------
                                             Name:  Troy J. Villafarra
                                             Title: Senior Vice President



                                             PNC BANK, N.A.



                                             By: /s/
                                                 -------------------------------
                                             Name:
                                             Title:







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